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                                                                    Exhibit 23.1


                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended 1994 Stock Incentive Plan, of our report dated December 20, 1999, except for Note 11, as to which the date is January 5, 2000, with respect to the consolidated financial statements of Maxwell Shoe Company Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                    /s/Ernst & Young LLP


January 24, 2001
Boston, Massachusetts